                                                                   Exhibit 10(x)

                             LIFE INSURANCE PROGRAM
                                       FOR
                               MICHAEL E. JESANIS

                                                   Revised Collateral Assignment

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  The Program..................................................     1
Section 2.  Prior Insurance Program  ....................................     1
Section 3.  Vesting and Forfeiture ......................................     2
Section 4.  Life Insurance Policy  ......................................     2
Section 5.  Policy Death Benefit ........................................     4
Section 6.  Termination of Agreement During the Executive's Lifetime.....     5
Section 7.  Options on Termination During the Executive's Lifetime.......     6
Section 8.  Assignment by Executive  ....................................     7
Section 9.  Policy Premiums  ............................................     8
Section 10. Withdrawals from Policy  ....................................     8
Section 11. Policy Loans ................................................     9
Section 12. Limitation of Obligation ....................................     9
Section 13. Return of Premiums ..........................................     9
Section 14. Liability....................................................    10
Section 15. Named Fiduciary, Determination of Benefits, Claims
            Procedure and Administration ................................    10
Section 16. Notices......................................................    13
Section 17. Binding Effect ..............................................    13
Section 18. Governing Law................................................    13
Section 19. Further Documentation  ......................................    14
Section 20. Amendments ..................................................    14
Section 21. Interpretation of Agreement  .... ...........................    14
Signatures...............................................................    14
Exhibit A.  Insurance Policies
Exhibit B.  Collateral Assignment

                             LIFE INSURANCE PROGRAM

                            (Collateral Assignment)

     Agreement entered into as of the 23rd day of March, 1993, between New England Power Service Company, a Massachusetts corporation (the Company), and Michael E. Jesanis (the Executive).

     Section 1. The Program

     The program provides the Executive death benefits. The program is designed with a goal of three times the Executive's annual base pay at the time of death (or if the Executive has retired, three times his final annual base pay) (the Target Benefit).

     Section 2. Prior Insurance Program

     The Executive hereby reaffirms his waiver of benefits under the Company's group term-life insurance policy, to the extent that the benefit provided to the Executive's beneficiaries, in accordance with Section 5, from the Policy (as hereinafter defined) plus the group term-life insurance equals the Target Benefit. For the purposes of this Agreement, "annual base pay" means the annualized compensation being paid to the Executive on the day of determination (or, if greater, the highest compensation paid to the Executive during any 12-month period of employment), including compensation deferred under other plans but excluding bonuses and contributions made by the Company to or under any form of employee benefit program including NEES Goals Program and employer contributions under the New England Electric System Companies Incentive Thrift Plan, and "final annual base pay" means the Executive's annualized base pay on the last day of employment (or, if greater, the highest compensation paid to the Executive during any 12-month period of employment). To the extent that such waiver is ineffective, the amount of the death benefit provided under the Policy and otherwise payable hereunder to the beneficiary or beneficiaries designated by the Executive shall be correspondingly reduced and the amount payable to the Company shall be correspondingly increased.

     Section 3. Vesting and Forfeiture

     Subject to the provisions of Section 6, the Executive is 100% vested in his benefits under this Program.

     Section 4. Life Insurance Policy

     One or more split-dollar life insurance policies listed in Exhibit A hereto (the Policy) have been or will be purchased on the life of the Executive by the Company. The issuer or issuers of the Policy are hereinafter referred to as the Insurer.

     (a) Interest in the Policy

     The Executive shall be the sole owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     Except as otherwise provided herein, the Executive shall not sell, assign, transfer, borrow against, surrender, or cancel the Policy, change the beneficiary designation provision, or terminate the dividend election without the express written consent of the Company.

     (b) Collateral Assignment

     To secure the repayment to the company of the Company's Cost and the right of the Company to the Excess Value (as hereafter defined), the Executive will, contemporaneously herewith, assign the Policy to the Company as collateral, using a form substantially similar to that attached hereto as Exhibit B. The collateral assignment of the Policy to the Company hereunder shall not be terminated, altered, or amended by the Executive, without the express written consent of the Company.

     (c) Company's cost

     For the purposes of this Agreement, the Company's Cost means the amount of the premiums on the Policy paid by it hereunder, plus the after-tax interest accrued on premium payments made by the Company, plus the after-tax interest accrued on any Policy loans to the extent paid by the Company, less any withdrawals by the Company from the Policy in accordance with Section 10 and loans to the Company in accordance with Section 11 remaining outstanding on the date of determination.

     (d) Dividends

     Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Executive. The dividend election provisions of the Policy shall conform to the provisions hereof.

     Section 5. Policy Death Benefit

     Upon the death of the Executive, the Company shall have the unqualified right to receive a portion of the Policy death benefit equal to the Company's Cost. In no event shall the amount payable to the Company hereunder exceed the Policy proceeds payable at the death of the Executive. No amount shall be paid from the Policy death benefit to the beneficiary or beneficiaries designated by the Executive until the full amount due the Company under this paragraph has been paid.

     The beneficiary or beneficiaries designated by the Executives shall be paid directly, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy, a death benefit equal to the smaller of (a) the balance of the death benefit payable under the Policy or (b) the Target Benefit. After such payment to such beneficiary, the balance, if any, of the Policy death benefit (the Excess Value) shall be paid to the Company.

     Section 6. Termination of Agreement During the Executive's Lifetime.

     (a) This Agreement shall terminate during the Executive's lifetime, without notice, upon the occurrence of any of the following events:

          (i)  total cessation of the Company's business;

          (ii) bankruptcy, receivership, or dissolution of the Company;

          (iii) the Executive's employment by the Company or by any direct or indirect subsidiary of the New England Electric System terminates for cause; or

          (iv) failure of the Executive to timely pay to the Company the Executive's portion of the premium, if any, due hereunder, unless the Company elects to make such payment on behalf of the Executive, as provided herein.

     (b) In addition, the Executive may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the Company. Such termination shall be effective as of the date of such notice.

     Section 7. Options on Termination During the Executive's Lifetime.

     (a) For sixty days after the date of the termination of this Agreement during the Executive's lifetime, the Executive shall have the option of reducing the policy death benefit to the (i) Company's Cost plus (ii) the Target Benefit (but substituting "time of termination" for "time of death") and obtaining the release of the collateral assignment of the Policy to the Company. To obtain such release, the Executive shall repay the Company's Cost to the Company; provided, if the net cash value of the Policy after withdrawal of the Company's Cost is in excess of that required to provide, at the date of termination, the Target Benefit on a paid up basis, the Executive shall pay such excess amount to the Company. Upon receipt of such Cost and any excess amount, the Company shall release the collateral assignment of the Policy. For the purposes of this Agreement "paid up" means having a cash surrender value, as of the calculation date, projected to age 100 with an 8% policy dividend rate and current expense and mortality assumptions, that will support the Target Benefit with no future premium payments.

     (b) If the Executive fails to exercise such option within such sixty day period, then, at the request of the Company, the Executive shall execute any document or documents required by the Insurer to transfer the interest of the Executive in the Policy to the Company. Alternatively, the Company may enforce its right to be repaid the Company's Cost from the cash surrender value of the Policy under collateral assignment of the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due the Company, any excess up to the amount required to provide the Target Benefit, but substituting "time of termination" for "time of death" on a paid up basis shall be paid to the Executive. Thereafter, neither the Executive nor his heirs, assigns, or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

     Section 8. Assignment by Executive

     The Executive shall have the right to make an absolute assignment of his entire interest, or any portion thereof, in the Policy at any time to any person or persons, subject to the collateral assignment of the policy to the Company pursuant to Section 4(b). Upon delivery of a signed copy of such assignment to the Company, all, or such portion, of the rights, obligations, and duties of the Executive thereunder (subject to the collateral assignment of the Company) and hereunder shall pass to and be binding upon such assignee (including the right to make further assignments) and the Executive shall have no further interest whatsoever in the Policy, or such portions.

     Section 9. Policy Premiums

     Until the Policy can be kept in force with no future premiums due based upon the then current crediting of the Policy, the Company shall promptly pay all premiums on the Policy when due.

     The Company shall bill the Executive for his annual contribution to the policy premium, which contribution shall be equal to the value, for Federal income tax purposes, of the "economic benefit" of the life insurance protection he then enjoys. The Executive shall transfer his contribution to the company within thirty days of the bill.

     If the Executive fails to make such timely payment, the Company, in its sole discretion, may elect to make the Executive's portion of the premium payment, which payment shall be recovered by the Company as provided herein.

     Section 10. Withdrawals from Policy

     If no additional premiums are then required to be paid under the policy to maintain the death benefit to the Executive's beneficiaries, the Company may withdraw from the Policy amounts equal to the Company's Cost at a time when such withdrawal will not cause the Policy to be terminated.

     Section 11. Policy Loans

     The Company shall have the right, without the Executive's consent, at any time and from time to time, to withdraw premiums from the Policy, to obtain a loan against the Policy from the Insurer, or to effect a collateral assignment of its interest in the policy to any other party. The Company may not, however, obtain loans other than loans for premiums or interest payments. The Company shall pay the interest on any such loans as and when due.

     Section 12. Limitation of Obligation

     The Company may, upon 30 days' written notice to the Executive, limit its obligations hereunder to purchase, pay premiums on, or otherwise provide life insurance policies beyond the total death benefit, including all riders then in force, and all references herein to the annual base pay or final annual base pay of the Executive shall mean his annual base pay at the time of such written notification.

     Section 13. Return of Premiums

     Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Executive and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Executive's beneficiary or beneficiaries shall have the unqualified right to share such premiums based on the respective cumulative contributions thereto.

     Section 14. Liability

     The Insurer shall have no liability except as set forth in the Policy and in any beneficiary designation and in any optional method of settlement election filed with it. The Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to the Policy. In case of the Executive's death, the Insurer shall be discharged from all liability on payment of the proceeds in accordance with the Policy's provision, and any beneficiary designation and any optional method of settlement election filed with it without regard to this Agreement or any amendment thereof.

     The Company has no responsibility, liability, or obligation for the benefits provided the Executive from the Policy.

     Section 15. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration

     (a) The Company is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

     (b)  (i) Claim

          A person who believes that he is being denied a benefit to which he is entitled under this Agreement (the Claimant) may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the President of the Company at its then principal place of business.

          (ii) Claim Decision

          Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety days for reasonable cause.

          If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(e) the time limits for requesting a review under subsection (iii) and for review under subsection (iv) hereof.

          (iii) Request for Review

          Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Benefits Appeal committee review the determination of the Company. Such request must be addressed to the Secretary of the Committee, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Company's determination by the Committee within such sixty day period, he shall be barred and estopped from challenging the Company's determination.

          (iv) Review of Decision

          Within sixty days after the Secretary's receipt of a request for review, the Committee will review the Company's determination. After considering all materials presented by the Claimant, the Committee will render an opinion, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty day time period be extended, the Secretary will so notify the Claimant and the Committee will render the decision as soon as possible, but no later than one hundred twenty days after receipt of the request for review.

     Section 16. Notices

     Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent to United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent, or demand.

     Section 17. Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive, his successors, assigns, heirs, executors, administrators, and beneficiaries.

     Section 18. Governing Law

     This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     Section 19, Further Documentation

     The parties hereto agree to execute any documents which may be necessary or proper in the carrying out of the purpose and intent of this Agreement.

     Section 20. Amendments

     This Agreement may be amended or altered in any of its provisions, and such changes shall become effective when reduced to writing and signed by the parties hereto.

     Section 21. Interpretation of Agreement

     Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.


                                        /s/ Illegible
                                        ----------------------------------------
                                        Executive


                                        NEW ENGLAND POWER SERVICE COMPANY


                                        By: /s/ Illegible
                                            ------------------------------------

                                    EXHIBIT A

                               Insurance Policies

                          CONFEDERATION LIFE 5 177836

                                    EXHIBIT B

                       Split-Dollar Collateral Assignment

     FOR VALUE RECEIVED, the undersigned owner (hereafter the Assignor) assigns, transfers, and sets over to New England Power Service company (Assignee), its successors and assigns, certain rights in and to policy number 5-177-836 (the Policy), and any and all supplemental benefit riders or agreements issued under the Policy, issued by Confederation Life Insurance Company (the Insurer), subject to all the terms and conditions of the Policy and this Assignment and to all superior liens, if any, which the Insurer or any prior Assignee may have against the Policy. The Assignor by this instrument and the Assignee by acceptance of the Assignment jointly and severally agree to the conditions and provisions hereof. This Assignment is made and the Policy is to be held as collateral security for any and all liabilities of the Assignor to the Assignee, either now existing or that may hereafter arise between the Assignor or any successors or assigns and the Assignee under the Life Insurance Program, dated March 23, 1993, with regard to the Policy.

     1. (a) It is expressly agreed that the Assignee shall have the following rights in the Policy:

               (i) the right to make and receive loans against and withdrawals from the Policy (from the Insurer or otherwise), to the extent of the aggregate premiums paid by the Assignee on the Policy plus the after-tax interest accrual on premium payments made by the Assignee, plus the after-tax interest accrual on said loans to the extent paid by the Assignee;

               (ii) the right to release this Assignment to the Assignor or his assigns;

               (iii) the right to surrender the Policy and to receive the Policy cash value and any dividend credits outstanding (but not in excess of (a) the aggregate premiums paid by the Assignee on the Policy plus (b) the excess over three times the Executive's annual base pay at the time of death (or if the Executive has retired, three times his final base pay)); and,

               (iv) the right to receive from the death proceeds of the Policy, and to elect an income settlement option with respect thereto, an amount equal to (a) the aggregate premiums paid by the Assignee on the Policy plus the after-tax interest accrued on the premium payments made by the Assignee plus the after-tax interest on any indebtedness incurred by the Assignee, but reduced by any indebtedness incurred by the Assignee on the Policy plus (b) the excess over three times the Executive's annual base pay at the time of death (or if the Executive has retired, three times his final base pay).

          (b) Except as provided in Paragraph (a) above, all other rights in the Policy, including but not limited to the right to designate and change the beneficiary of the Policy and the right to make loans against or withdrawals from the Policy and to receive any cash values and dividends credits outstanding in excess of aggregate premiums paid by the Assignee on the Policy, are expressly reserved to the Assignor and are, therefore, excluded from this Assignment.

          (c) For purposes of Paragraphs (a) and (b) above, the signature of either the Assignor or the Assignee shall be adequate. Both the Assignor and the Assignee acknowledge that, between themselves, they are bound by the limitations of this Assignment and that the Insurer will recognize the signature of either.

     2. This Assignment does not change the Insurer's right under the "Policy Loan" provision of the Policy to charge interest on any Policy loan. If interest is not paid under the terms of the Policy, the Insurer has the right to add such interest to the unpaid loan from whatever cash value remains regardless of who is entitled to that cash value under the terms of this Assignment.

     3. For purposes of this Assignment, aggregate premiums paid by the Assignee on the Policy shall exclude premiums for any extra benefit riders or agreements issues under the Policy.

     4. Any death proceeds of the Policy in excess of the amount payable to the Assignee shall be paid by the Insurer directly to the beneficiary named under the Policy.

     5. All provisions of this Assignment shall be binding upon the successors, assigns, heirs, executors, administrators, or beneficiaries of the Assignor.

     6. All Policy options and designations in effect as of the date of this Assignment shall remain in effect unless specifically changed by this Assignment or by action taken thereafter consistent with this Assignment.

     7. The Insurer is hereby authorized to recognize the Assignee's claim of right hereunder without investigating the validity or amount thereof, the giving of any notice, or the existence or amount of any liabilities of the Assignor to the Assignee. Payment by the Insurer of any or all death proceeds of the Policy to the Assignee in reliance upon an affidavit of any officer of the company as to the share of death proceeds due it shall be a full discharge of the Insurer for such share and shall be binding on all parties claiming any interest under the Policy.

Signed at    Illegible    on March 23, 1993.
         (City and State)        (Date)


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
Witness                                 Owner


Accepted and Agreed to:                 New England Power Service
Company


/s/ Illegible                           By: /s/ Illegible
-------------------------------------       ------------------------------------
Witness

The Insurer hereby acknowledges receipt of a copy of this Collateral Assignment form.

                                        Insurer


Date: 4/13/93                           By: /s/ Illegible
                                            ------------------------------------
                                            Confideration Life